As filed with the Securities and Exchange Commission on December 10, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HONEYWELL INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-2640650
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

115 Tabor Road

Morris Plains, New Jersey 07950

(973) 455-2000

(Address of Principal Executive Offices)

Honeywell 401(k) Plan

Honeywell Puerto Rico Savings Plan

(Full Title of the Plans)

Anne T. Madden, Esq.

Senior Vice President, General Counsel and

Corporate Secretary

Honeywell International Inc.

115 Tabor Road

Morris Plains, New Jersey 07950

(973) 455-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With Copies To:

Arthur H. Kohn, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, par value $1.00 per share	15,500,000 shares (3)	$139.43	$2,161,165,000	$261,933.20

(1)

Represents the maximum number of shares of common stock of Honeywell International Inc. (“Common Stock”) that may be offered and sold pursuant to the Honeywell 401(k) Plan (previously known as the Honeywell Savings and Ownership Plan) and the Honeywell Puerto Rico Savings Plan (previously known as the Honeywell Puerto Rico Savings and Ownership Plan) (together, the “Plans”), together with an indeterminate number of shares of Common Stock that may be necessary to adjust the number of shares to be offered and sold pursuant to the Plans as a result of stock splits, dividends or similar transactions, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2)

Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 6, 2018.

(3)

The number of shares of Common Stock to be registered under the respective Plans has been allocated as follows: the Honeywell 401(k) Plan—15,000,000; and the Honeywell Puerto Rico Savings Plan—500,000.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Honeywell International Inc. (“Honeywell” or the “Registrant”) to register the issuance of an additional 15,500,000 shares of the Registrant’s Common Stock, in the aggregate, under the Plans.

Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2008 (File No. 333-148995), the Registrant’s Post-Effective Amendment No. 1 to Registration Statement No. 333-148995 filed with the Commission on April 29, 2008, and the Registrant’s Post-Effective Amendment No. 2 to Registration Statement No. 333-148995 filed with the Commission on May 2, 2008, which registered, in the aggregate, the issuance of 40,000,000 shares of the Registrant’s Common Stock under the Plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed (other than filings or portions of filings that are deemed furnished under applicable Commission rules, rather than filed) by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 9, 2018 (the “Annual Report”);

2.	The Honeywell 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2017, filed on June 29, 2018;

3.	The Honeywell Puerto Rico Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2017, filed on June 29, 2018;

4.

The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed on April 20, 2018, for the quarter ended June 30, 2018, filed on July 20, 2018 and for the quarter ended September 30, 2018, filed on October 19, 2018;

5.	The Registrant’s Current Reports on Form 8-K filed on February 14, 2018, April 23, 2018, May 1, 2018, May 31, 2018, June 19, 2018, August 2, 2018, October 19, 2018 and October 29, 2018; and

6.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 filed pursuant to the Securities Act on December 10, 2018.

In addition, all documents subsequently filed (other than filings or portions of filings that are furnished under applicable Commission rules, rather than filed) by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished (but not filed) under Item 2.02 or 7.01 of any Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits

The Registrant has submitted or will submit the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

The following exhibits are filed with or incorporated by reference into this registration statement (numbering corresponds to Exhibit Table in Item 6.01 of Regulation S-K).

Exhibit No.	Description

4.1	Honeywell 401(k) Plan (incorporated by reference to Exhibit 4.1 to Honeywell’s Registration Statement on Form S-8 filed on February 1, 2008 (Commission File No. 333-148995)).

4.2	Honeywell Puerto Rico Savings Plan (incorporated by reference to Exhibit 4.1 to the Post-Effective Amendment No. 2 to Honeywell’s Registration Statement on Form S-8 filed on May 2, 2008 (Commission File No. 333-148995)).

4.3	Amended and Restated Certificate of Incorporation of Honeywell International Inc., as amended April 23, 2018 (incorporated by reference to Exhibit 3(i) to Honeywell’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on July 20, 2018 (Commission File No. 001-08974)).

4.4	By-laws of Honeywell International Inc., as amended April 23, 2018 (incorporated by reference to Exhibit 3(ii) to Honeywell’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on July 20, 2018 (Commission File No. 001-08974)).

4.5	Form of certificate representing shares of Common Stock (incorporated by reference to Honeywell’s Registration Statement on Form 8-B filed on August 16, 1985 (Registration No. 333-30548). (P)

23.1	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24 to Honeywell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 9, 2018 (Commission File No. 001-08974)).

24.2	Powers of Attorney of Duncan B. Angove, director of Honeywell (incorporated by reference to Exhibit 24.2 to Honeywell’s Registration Statement on Form S-3 filed on December 10, 2018)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morris Plains, State of New Jersey on December 10, 2018.

HONEYWELL INTERNATIONAL INC.

By:	/s/ John J. Tus
Name: John J. Tus
Title: Vice President and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board and Chief Executive Officer	December 10, 2018
Darius Adamczyk	(Principal Executive Officer)

/s/ Greg P. Lewis	Senior Vice President and Chief Financial Officer	December 10, 2018
Greg P. Lewis	(Principal Financial Officer)

*	Director	December 10, 2018
Duncan B. Angove

*	Director	December 10, 2018
William S. Ayer

*	Director	December 10, 2018
Kevin Burke

*	Director	December 10, 2018
D. Scott Davis

*	Director	December 10, 2018
Linnet F. Deily

*	Director	December 10, 2018
Judd Gregg

*	Director	December 10, 2018
Clive R. Hollick

*	Director	December 10, 2018
Grace D. Lieblein

*	Director	December 10, 2018
Jaime Chico Pardo

*	Director	December 10, 2018
George Paz

*	Director	December 10, 2018
Robin L. Washington

*By:	/s/ Anne T. Madden
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morris Plains, State of New Jersey, on December 10, 2018.

Honeywell 401(k) Plan

Honeywell Puerto Rico Savings Plan

By:	/s/ Christopher Gregg

Name: Christopher Gregg
Title: Vice President, Compensation and Benefits